UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 11, 2021
The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On March 11, 2021, the Stock Plan Subcommittee of The Estée Lauder Companies Inc. (the “Company”, “we”, “us”, or “our”),  with input from members of the Board of Directors, granted Fabrizio Freda, President and Chief Executive Officer, two long-term equity awards under our Amended and Restated Fiscal 2002 Share Incentive Plan (the “Plan”) to further align his interests with those of our stockholders and motivate his continued stewardship of our business, brands, talent base, and reputation over the longer term.  As explained below, these awards are comprised of (i) Price-Vested Units (“PVUs”) with an aggregate grant date fair value of $20 million and (ii) Performance Share Units (“PSUs”) with an aggregate grant date fair value of $20 million.  The shares of Class A Common Stock (“Common Stock”) underlying both awards are not intended to be delivered to Mr. Freda until after the fiscal year ending June 30, 2025, which reflects the Company’s desire to further align his interests with those of our stockholders over that extended period of time.

Mr. Freda has continued to extend his track record of outstanding leadership as our Chief Executive Officer. The depth and breadth of his experience as a steward of our Company for over ten years, along with the impressive performance by the entire management team, were critical in driving our performance in response to COVID-19 and to the resiliency demonstrated by our business during these unprecedented challenges. Since becoming President and Chief Executive Officer in July 2009, Mr. Freda has led the development and implementation of our long-term strategy. Between that time and February 28, 2021, (i) we have achieved TSR of 1,904% (the TSR of the S&P 500 Index was 426%); and (ii) our market capitalization has increased $98 billion from $6 billion to $104 billion.

In view of the long-term performance by the Company and by Mr. Freda, the Company’s current long-term strategy, as well as the challenges facing the Company as it recovers from the impacts of the COVID-19 pandemic, the Board and the Stock Plan Subcommittee (the “Subcommittee”) determined to extend Mr. Freda’s arrangements with the Company to incentivize him to continue to serve as President and Chief Executive Officer through at least June 30, 2024.  In its consideration of the appropriate size and structure for these grants, the Subcommittee considered the input from its compensation consultant and other Board members, as well as the feedback and concerns received from some institutional investors following prior differentiated long-term awards to Mr. Freda. Ultimately, the Subcommittee determined that these grants were appropriate and consistent with our long-term business and compensation strategy, providing an incentive for sustainable and effective stewardship of our business, brands, talent base, and reputation over an extended period of time.

In setting the performance goals for these awards, the Subcommittee determined that absolute or relative operational goals would become meaningless or counterproductive in light of a rapidly evolving competitive environment, but that direct alignment with stockholders with price goals would be an important element of the new design. Together, the PVUs, which vest based on stock price growth conditions (as discussed below), and the PSUs are intended to motivate continued outperformance versus the broader market and stewardship of the Company’s long-term strategy and growth in a sustainable way.  The positive Cumulative Operating Income goal in each award is intended to prevent the award from vesting if our performance were to suffer a substantial reversal during the vesting period and is accompanied by carefully considered payout restrictions around termination scenarios as described below. The PVUs are a new element of award design that further aligns Mr. Freda with stockholders, as he will not earn the shares subject to the PVUs unless the Company achieves the share price hurdles during the multi-year performance period.  The Subcommittee believes this was an important addition to the mix of awards to ensure and underscore stockholder alignment.

The awards cover a period of about four-and-a-half years in total, a longer period than typical in many executive compensation programs.  A key element of the design is that, as a general matter, Mr. Freda needs to remain in his position through at least June 30, 2024 to satisfy the service requirement, with shares not being delivered until September 2025.  If the performance goals for an award (or tranche thereof) are achieved, the shares of Common Stock underlying such award (or tranche thereof) would be delivered to Mr. Freda in September 2025, provided the Cumulative Operating Income goal is met as of June 30, 2025. The delayed distribution is intended to ensure that Mr. Freda is further incentivized to drive sustainable, long-term performance. By separating the service period of the award from the delivery of the underlying Common Stock, we continue to tie a portion of Mr. Freda’s wealth to share value and performance over an extended time horizon (i.e. four-and-a-half years, through the delivery in September 2025).

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in (a) the Price-Vested Units Agreement (together with the Notice of Grant, the “PVU Agreement”) attached hereto as Exhibit 10.1 and (b) the Performance Share Units Award Agreement (together with the Notice of Grant, the “PSU Agreement”) attached hereto as Exhibit 10.2.

Price-Vested Units

As noted below, the shares of Common Stock underlying the PVUs are not intended to be delivered to Mr. Freda until after the end of fiscal 2025, which reflects our desire to further align his interests with those of our stockholders over that extended period of time.  The PVU award covers an aggregate of 85,927 shares divided into three tranches each with its own stock price goal that must be achieved on or before June 30, 2024, and all three tranches are subject to the Cumulative Operating Income goal that is measured from July 1, 2021 through June 30, 2025 as described below.  The goals were determined by applying cumulative annual growth rates of 6%, 7% and 8% to the average closing price of the Common Stock for the 60 trading days prior to the grant.  The aggregate grant date fair value of the award (i.e. all three tranches) is approximately $20 million, estimated using the Monte Carlo Method that includes assumptions relating to share price volatility, dividend yield and risk-free interest rate.

The number of shares subject to each tranche, as well as Stock Price Goal, service periods, performance periods and share delivery dates for each tranche are as follows:

	Number of Shares per Tranche	Stock Price Goal (per Share)	Service Period	Performance Period for Stock Price Goal	Performance Period for Cumulative Operating Income Goal	Share Delivery Date (1)
First Tranche	27,457	$323.03	March 11, 2021-June 30, 2024	March 11, 2021-June 30, 2024	July 1, 2021-June 30, 2025	September 2, 2025
Second Tranche	28,598	$333.21	March 11, 2021-June 30, 2024	March 11, 2021-June 30, 2024	July 1, 2021-June 30, 2025	September 2, 2025
Third Tranche	29,872	$343.61	March 11, 2021-June 30, 2024	March 11, 2021-June 30, 2024	July 1, 2021-June 30, 2025	September 2, 2025

(1) Delivery of the shares, if any, and the timing of such delivery are subject to achievement of the performance goals and other terms and conditions described below.

Stock Price Goals.  The PVU Agreement generally provides that the vesting of each tranche is contingent upon the Company’s achievement of the respective Stock Price Goal, which means that the average closing price per share of the Company’s Common Stock traded on the New York Stock Exchange be at or above the applicable Stock Price Goal (in the table above) for 20 consecutive trading days during the applicable performance period.

Cumulative Operating Income Goal.  The PVU Agreement also generally provides that the vesting of each tranche is contingent on the Company achieving positive Cumulative Operating Income from July 1, 2021 through June 30, 2025.  For purposes of the PVU award, “Cumulative Operating Income” means the sum of the operating income for each fiscal year in such Performance Period, subject to certain automatic adjustments including:  changes in accounting principles; impairment of intangibles; impact of discontinued operations; non-recurring and non-operating income and expenses; and the impact of unplanned acquisitions.

If Mr. Freda’s employment is terminated for cause (as defined in the PVU Agreement) prior to the delivery of the shares associated with any tranche, regardless of whether that tranche has been otherwise earned or vested, the PVU award will be forfeited and he will receive no shares.

If (a) Mr. Freda is no longer employed by us for any reason, (b) the shares subject to a tranche have not previously been delivered, and (c) it is determined that his behavior while he was employed would have constituted cause, then each tranche not previously paid will be forfeited, regardless of whether such tranche has been otherwise earned and vested.  In addition, delivery of the shares under the PVU award after termination of Mr. Freda’s employment are subject to Mr. Freda not (x) competing with the Company or (y) conducting himself in a manner adversely affecting the Company, in each case for the lesser of (i) the remaining term of his PVU award or (ii) 24 months following such termination.

If Mr. Freda voluntarily resigns or retires prior to July 1, 2024, the PVU award will be forfeited.  If Mr. Freda’s employment is terminated without cause, or he voluntarily resigns or retires on or after July 1, 2024, then he will earn and vest in each tranche of the PVU award subject to achievement of the Stock Price Goals and Cumulative Operating Income goal applicable to such tranche through the end of the performance period applicable to the Stock Price Goals.

If Mr. Freda dies or becomes disabled, then the Cumulative Operating Income goal will be deemed met and for each Performance Period that has not yet concluded, he will earn and vest in each tranche only to extent the Stock Price Goal for such tranche was met on or prior to the earlier of (i) the one-year anniversary of the date of death or termination by reason of disability and (ii) June 30, 2024, and the delivery of shares, if any, would be made shortly thereafter.

Upon a Change in Control, if the Stock Price Goal for a tranche has been met prior to the Change of Control, then the PVU award will vest and the shares will be delivered on (i) the original delivery date or (ii) shortly after a qualifying “double trigger” termination of employment, if applicable.

Dividend equivalents will be paid out in cash in connection with shares that are earned and delivered.

Performance Share Units

As noted below, the shares of Common Stock subject to the PSU award are not intended to be delivered to Mr. Freda until after the end of fiscal 2025, which reflects the Company’s desire to further align his interests with those of our stockholders over that extended period of time.  The PSU award covers an aggregate of 68,578 shares.  The aggregate grant date fair value of the PSU award is approximately $20 million, based on the closing price of our Common Stock on the date of grant.

The service period, performance period and share delivery date are as follows:

Service Period	Performance Period	Share Delivery Date (1)
March 11, 2021 - June 30, 2024	July 1, 2021 - June 30, 2025	September 2, 2025

(1) Delivery of the shares, if any, and the timing of such delivery are subject to achievement of the performance goal and other terms and conditions described below.

The PSU Agreement generally provides that the vesting of the PSU award is contingent on the Company achieving positive Cumulative Operating Income during the relevant performance period.  For purposes of this award, “Cumulative Operating Income” has the same meaning as in the PVU Agreement.

If Mr. Freda’s employment is terminated for cause (as defined in the PSU Agreement) prior to the delivery of the shares subject to the PSU award, regardless of whether the PSU award has been otherwise earned or vested, the PSU award will be forfeited and he will receive no shares.  If (a) Mr. Freda is no longer employed by us for any reason, (b) the shares subject to the PSU award have not previously been delivered, and (c) it is determined that his behavior while he was employed would have constituted cause, then the PSU award will be forfeited, regardless of whether it has been otherwise earned and vested.  In addition, delivery of the shares under the PSU award after termination of Mr. Freda’s employment are subject to Mr. Freda not (x) competing with the Company, nor (y) conducting himself in a manner adversely affecting the Company, in each case for the lesser of (i) the remaining term of his award or (ii) 24 months following such termination.

If he voluntarily resigns or retires (i) prior to July 1, 2024, the PSU award will be forfeited and (ii) on or after July 1, 2024, the PSU award will vest only if the Cumulative Operating Income goal is achieved as of June 30, 2025.

If Mr. Freda’s employment is terminated without cause prior to July 1, 2024, then, subject to actual achievement of the Cumulative Operating Income goal, he will vest in a pro rata portion of the PSU award based on complete months worked during the service period plus up to an additional 12 months of service.  However, Mr. Freda would fully vest in the PSU award instead of vesting in a pro rata portion if the Company also has achieved Company-wide performance criteria (currently known as the “corporate multiplier”) under the Company’s Executive Annual Incentive Plan of at least 90% on average for each of the Company’s three fiscal years preceding the year of Mr. Freda’s termination, as determined by the Compensation Committee.

If Mr. Freda’s employment is terminated without cause on or after July 1, 2024, the PSU award will fully vest if the Cumulative Operating Income goal is achieved as of June 30, 2025.

If Mr. Freda dies or becomes disabled prior to July 1, 2024, the Cumulative Operating Income goal will be deemed met and he will earn and vest in a pro rata portion of the PSU award based on complete months worked during the service period plus up to an additional 12 months of service, and the shares would be delivered shortly thereafter. If Mr. Freda dies or becomes disabled on or after July 1, 2024, the Cumulative Operating Income goal will be deemed met and he will earn and vest in 100% of the PSU award, and the shares would be delivered shortly thereafter.

Upon a Change in Control, the Cumulative Operating Income goal will be deemed to be met, and the shares subject to the PSU award will be delivered on (i) the original delivery date or (ii) shortly after a qualifying “double trigger” termination of employment, if applicable.

Dividend equivalents will be paid out in cash in connection with shares that are earned and delivered.

The above summary of the material terms of the PVU Agreement is qualified by reference to the text of the PVU Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the above summary of the material terms of the PSU Agreement is qualified by reference to the text of the PSU Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Price-Vested Unit Award Agreement with Fabrizio Freda under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (including Notice of Grant)
10.2	Performance Share Unit Award Agreement with Fabrizio Freda under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (including Notice of Grant)
104	Cover Page Interactive Data file (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date:	March 16, 2021	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary